REAL ESTATE PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed this 10th day of August 2000 by and between Oasis International Hotel & Casino, Inc., a Nevada corporation ("OIHC"), and A-Z Professional Consultants, Inc Retirement Trust., a Utah trust ("A-Z").

                                    Recitals

     A-Z desires to purchase and acquire, and OIHC desires to sell and transfer two parcels of raw land located in Elko County, Nevada, that are described as follows:

PARCEL ONE:    1.45 acres, designated as Parcel No. 1 as shown on the Parcel Map for Oasis  International  Hotel  and  Casino,  Inc.  filed in the office of the Elko  County  Recorder,  Elko,  Nevada,  at file no
               433771,  located in a portion of  Sections 2 and 3,  Township  38
               North, Range 66 East, M. D. B. & M.

PARCEL TWO:    27.696  acres,  designated as Parcel No. 4 as shown on the Parcel
               Map for Oasis  International  Hotel and Casino, Inc. filed in the office of the Elko  County  Recorder,  Elko,  Nevada,  at file no
               433771,  located in a portion of  Sections 2 and 3,  Township  38
               North, Range 66 East, M. D. B. & M.

               LESS a parcel described as follows: Beginning at a point north 88(degree)56'46" east 624.62 feet from the south quarter corner of Section 2, Township 36 North, Range 66 East, Mount Diablo Meridian and running thence north 49(degree)01'38" west 300.00 feet; thence north 40(degree)58'22" east 200.00 feet; thence south 49(degree)01'38" east 300.00 feet; thence south 40(degree)58'22" west 200.00 feet to the point of beginning.
               Contains: 1.337 acres, more or less as described.

     And as further described and limited as set forth in the proposed Grant Deeds as attached hereto and labeled as Exhibits "A" and "B."

     A-Z shall transfer to OIHC One Hundred Twenty Five Thousand (125,000) shares of the common stock of Freedom Surf, Inc., a Nevada corporation (the "Shares") as full and fair consideration for the purchase of the said parcels of real property set forth herein.

                                    Agreement

     In consideration of the mutual promises, covenants, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all the parties, the parties hereby agree as follows:

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1.   Purchase and Sale of Shares. A-Z agrees to transfer the Shares to OIHC, and
     OIHC agrees to acquire the Shares from A-Z. Immediately after A-Z receives a duly executed copy of this Agreement, it will deliver the Shares to OIHC and OIHC shall deliver executed Grant Deeds to A-Z.

2. Purchase Price. As consideration for the Shares, OIHC hereby transfers and conveys to A-Z the parcels of real estate as set forth specifically above and in the Grant Deeds as attached hereto as Exhibits "A" and "B"..

3.   Representation and Warranties of OIHC. OIHC represents and warrants that:

     a.   OIHC is an entity incorporated under the laws of the State of Nevada.

     b. OIHC has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of the purchase of the Shares and is able to bear the economic risks relevant to the purchase of the Shares hereunder.

     c. OIHC is relying solely upon independent consultation with its professional, legal, tax, accounting and such other advisors as OIHC deems to be appropriate in purchasing the Shares; OIHC has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of purchasing the Shares.

     d. OIHC understands that A-Z is relying upon OIHC's representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares. Therefore, OIHC agrees to indemnify A-Z against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement.

4.   Representations and Warranties of A-Z. A-Z represents and warrants that:

     a. A-Z is a trust duly organized and validly existing under the laws of the State of Utah.

     b. A-Z has valid title to the Shares which it is transferring to OIHC pursuant to this Agreement. There are no claims, liens, security interests, or other encumbrances upon the Shares.

     c. A-Z is relying solely upon its independent consultation with its professional, legal, tax, accounting and such other advisors as A-Z deems to be appropriate in transferring the Shares and in acquiring the corporate interests identified herein and as set forth in Exhibit "A" hereto. A-Z has been advised to, and has consulted with, its professional tax and legal advisors with respect to any tax consequences of transferring the Shares.

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     d.   All  corporate  action  on the  part of A-Z  required  for the  lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of A-Z, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

     e. A-Z understands that OIHC is relying upon A-Z's representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares. Therefore, A-Z agrees to indemnify OIHC against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement.

5. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by A-Z and OIHC in this Agreement shall survive the purchase and sale of the Shares.

6.       Miscellaneous.

     a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     b. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns. The parties hereto may not transfer or assign any part of their rights or obligations except to the extent expressly permitted by this Agreement.

     c. This Agreement constitutes the entire agreement and understanding between the parties with respect to the sale of the Shares and may not be modified or amended except in writing signed by both parties.

     d. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

     e. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Nevada with relation to the real estate made the subject of this Agreement, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement may be brought in a court of competent jurisdiction in Salt Lake County, State of Utah or in Elko County, State of Nevada. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

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




     IN WITNESS WHEREOF, the parties have executed this Real Estate Purchase Agreement as of the day and year first appearing herein.



Oasis International Hotel & Casino, Inc.      A-Z Professional Consultants, Inc.
                                              Retirement Trust

/s/ Richard Surber                            /s/ BonnieJean C. Tippetts
---------------------------------             ---------------------------------
  Richard Surber, President                     BonnieJean C. Tippetts, Trustee



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